UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 2, 2007

                                  NEOSTEM, INC.
             (Exact name of registrant as specified in its charter)


              Delaware              0-10909                22-2343568
              --------              -------                ----------
          (State or Other         (Commission            (IRS Employer
          Jurisdiction of         File Number)         Identification No.)
           Incorporation)

           420 Lexington Avenue, Suite 450
                  New York, New York                               10170
   -------------------------------------------------------------------------
       (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (212) 584-4180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01. Other Events.

Effective as of October 2, 2007, NeoStem, Inc. (the "Company") entered into an agreement (the "agreement") with ProHEALTH Care Associates, LLP ("ProHEALTH") for the opening of an adult stem cell collection center. ProHEALTH, one of the largest and most prominent multi-specialty practices in the New York metropolitan area, has over 100 providers in its network and provides care for over 250,000 patients in one of the most populous and affluent markets in the nation. ProHEALTH is located in Nassau County on Long Island within miles of New York City. In furtherance of the Company's business strategy to extend its network of adult stem cell collection facilities nationwide and develop a significant presence in the Northeast, ProHEALTH will establish a single purpose facility dedicated specifically to providing adult stem cell collection services. ProHEALTH will provide the adult stem cell collection services, equipment and supplies, and will obtain all required licenses and permits. The dedicated center will open pending receipt of appropriate licensure by the New York State Department of Health.

The Company will provide adult stem cell processing and storage services, as well as management, expertise and other services. So long as ProHEALTH meets specified collection milestones, the Company has agreed not to enter into agreements for adult stem cell collection services with any other physician practice or health care provider in Nassau and Suffolk counties and part of Queens County in the State of New York (the "Territory"), with the exception of a defined amount of research and development activities and in other limited circumstances. ProHEALTH has agreed that the Company will be the exclusive provider to it of the processing and storage, management and other specified services in the Territory. The agreement further provides for the payment to the Company by ProHEALTH of specified marketing and support fees and annual network services fees, and provides a fee schedule and the allocation of expenses and revenues among the parties. The agreement is for an initial term of three years, with automatic renewal for consecutive one year periods at the end of the initial term. The agreement contains mutual insurance obligation and indemnification provisions, limitations on liability and other standard provisions. The Company has granted to ProHEALTH a non-exclusive license to use its trademarks and intellectual property but otherwise retains all rights thereto, and ProHEALTH is bound by confidentiality obligations to the Company. ProHEALTH is also bound by certain non-competition provisions. Either party may terminate the agreement upon 90 days' written notice prior to the end of the then current term, upon 30 days' prior written notice upon certain uncured material breaches of the agreement or anticipatory failure to comply with applicable law, or immediately upon certain events including if either party loses a required license or such a license is revoked or certain bankruptcy related events.


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                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NEOSTEM, INC.



                                       By:   /s/ Catherine M. Vaczy
                                             ----------------------
                                             Catherine M. Vaczy
                                             Vice President and General Counsel




Dated:  October 16, 2007


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